UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2025

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TPI Composites, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-37839	20-1590775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9200 E. Pima Center Parkway, Suite 250

Scottsdale, Arizona 85258

(Address of Principal Executive Offices) (Zip Code)

(480) 305-8910

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	TPIC	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Information required to be disclosed herein is incorporated by reference from Item 5.02.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2025, Edward C. Hall and Jennifer Lowry resigned from the board of directors (the “Board”) of TPI Composites, Inc. (the “Company”). There are no disagreements between the Company and either Mr. Hall or Ms. Lowry relating to the Company’s operations, policies, or practices that resulted in their decisions to step down from the Board.

In connection with Ms. Lowry’s resignation, the Company’s Audit Committee will be composed of two members. As a result, on May 11, 2025, the Company notified the Nasdaq Global Market (“Nasdaq”) of its non-compliance with Nasdaq Rule 5605(c)(2)(A), which requires that the Audit Committee be composed of three directors that satisfy certain criteria, and its intent to rely on the cure period provided by Nasdaq Rule 5605(c)(4)(B) (the “Cure Period”). The Company intends to appoint a qualified member to the Audit Committee no later than 180 days after the effectiveness of Ms. Lowry’s resignation, as provided by the Cure Period.

On May 8, 2025, the Board appointed Mr. Neal Goldman and Mr. Timothy Pohl to serve as directors on the Board. Mr. Goldman will serve as a Class II director with a term expiring at the Company’s 2027 annual meeting of stockholders, and, Mr. Pohl will serve as a Class I Director with a term expiring at the Company’s 2026 annual meeting of stockholders, and in each case, until their respective successors are elected or qualified or until their earlier resignation or removal. Mr. Goldman and Mr. Pohl will serve on the Transaction Committee of the Board.

The Board has determined that each of Mr. Pohl and Mr. Goldman qualifies as an independent director for purposes of Nasdaq rules. Other than the Letter Agreements (as defined below), there were no arrangements or understandings pursuant to which Mr. Pohl or Mr. Goldman were appointed to the Board. There are no transactions involving either Mr. Pohl or Mr. Goldman, on the one hand, and the Company, on the other hand, that would require disclosure under Item 404(a) of Regulation S-K and that there are no other relationships required to be disclosed under applicable Securities and Exchange Commission rules.

Mr. Pohl has provided strategic, financial and legal advice to both public and private companies for over 30 years. Mr. Pohl is currently a Senior Advisor and Consultant at TRP Advisors, LLC, providing senior level strategic advisory services relating to restructurings, distressed M&A and refinancings. Mr. Pohl served on the board of directors of Mondee Holdings, Inc. from 2024 to 2025, and Libbey, Inc. from May to November 2020. From 2009 to 2019, Mr. Pohl was a Managing Director at Lazard, Freres & Co. LLC and was previously a Partner and Co-Head of Global Restructuring at the law firm Skadden Arps Slate Meagher & Flom LLP and served on the board of a number of privately owned companies. Mr. Pohl received a BA from Amherst College and a J.D. from the University of Chicago School of Law.

Mr. Goldman has over 30 years of experience in investing and working with companies to maximize shareholder value. He is currently the Managing Member of SAGE Capital Investments, LLC, a consulting firm specializing in independent board of director services, strategic planning, and transformations for companies in multiple industries including energy, technology, media, retail, healthcare, gaming, and industrials. He also currently serves as Chairman of the Board of Talos Energy LLC and is a member of the board of Weatherford International and iRobot Corp.  Mr. Goldman was formerly a Managing Director at Och-Ziff Capital Management, LP and a Founding Partner of Brigade Capital Management, LLC, which he helped to build to over $12 billion in assets under management. Mr. Goldman received a BA from the University of Michigan and an MBA from the University of Illinois.

Letter Agreements

In connection with their appointment to the Board, Mr. Pohl and Mr. Goldman will enter into letter agreements with the Company (the “Letter Agreements”). Pursuant to the Letter Agreements, the Company will pay each of Mr. Pohl and Mr. Goldman (a) $45,000 per month, (b) a per diem amount of $7,500 under certain specified limited circumstances, and (c) reimbursement of all reasonable and documented expenses incurred in connection with their respective services to the Company as a director, in each case, until the termination of each of their respective service as a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPI Composites, Inc.

Date: May 12, 2025	By:	/s /
William E. Siwek
President and Chief Executive Officer